Exhibit 3.21

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 03/15/1999

991098874 - 3016455

CERTIFICATE OF INCORPORATION

OF

OGDEN PARKS -CAROLINA, INC.

The undersigned a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:  The name of the corporation (hereinafter called the “corporation”) is Ogden Parks -Carolina, Inc.

SECOND:  The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the corporation shall have authority to issue is one hundred (100). The par value of each of such shares is one dollar ($1.00). All such shares are of one class and are shares of Common Stock. Each outstanding share of which will be entitled to one vote.

FIFTH:  The name and the mailing address of the incorporator are as follows:

Linda Seufert	c/o Ogden Entertainment, Inc. Two Pennsylvania Plaza New York, NY 10121

SIXTH:  The corporation shall have perpetual existence.

SEVENTH:  The initial Board of Directors shall consist of three members. The names and mailing addresses of the initial Board of Directors are as follows:

NAME	MAILING ADDRESS

R. Richard Ablon	Two Pennsylvania Plaza New York, NY 10121

Peter Allen	Two Pennsylvania Plaza New York, NY 10121

Randal H. Drew	Two Pennsylvania Plaza New York, NY 10121

EIGHTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH:  The corporation shall have the power to indemnify any and all persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH:  From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this article TENTH.

Signed on March 15, 1999

/s/ Linda Seufert, Incorporator
Linda Seufert, Incorporator

CERTIFICATE OF AMENDMENT

CERTIFICATE OF INCORPORATION

OF

OGDEN PARKS - SAN JOSE, INC.

Ogden Parks - Carolina, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.              The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the sole stockholder, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.            Article One of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“First. The name of the Corporation is SmartParks - Carolina, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Randal H. Drew, its authorized officer, on this 1st day of March, 2001.

/s/ Randal H. Drew, Pres.
President